SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, DC  20549




                                     FORM 8-K/A

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)        JULY 2, 1998


Berry Plastics Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware                           33-75706                       35-1813706
(STATE OR OTHER JURISDICTION     (COMMISSION                     (IRS EMPLOYER
  OF INCORPORATION)                FILE NUMBER)              IDENTIFICATION NO.)

101 Oakley Street
Evansville, Indiana                                                     47710
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)


Registrant's telephone number, including area code        (812) 424-2904




(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




AMENDMENT NO. 1


The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, Date of Report July 2, 1998, and filed July 30, 1998, as set forth in the pages attached hereto:

      ITEM 7 (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

      Audited Financial Statements of Norwich Injection Moulders
         Limited for the years ended October 31, 1997 and 1996.


      Unaudited Financial Statements of Norwich Injection Moulders
         Limited as of July 2, 1998 and for the period from November 1, 1997 to July 2, 1998:
           Balance Sheet
           Statement of Operations and Retained Earnings
           Statement of Cash Flows
           Note to Financial Statements

      ITEM 7 (B) PRO FORMA FINANCIAL INFORMATION

      Pro Forma Unaudited Condensed Consolidated Financial Statements of BPC
         Holding Corporation:
           Pro Forma Unaudited Condensed Consolidated Balance Sheet as of June
             27, 1998
           Notes to Pro Forma Unaudited Condensed Consolidated Balance Sheet as
             of June 27, 1998
           Pro Forma Unaudited Condensed Consolidated Statement of Operations
             for the year ended December 27, 1997
           Notes to Pro Forma Unaudited Condensed Consolidated Statement of
             Operations for the year ended December 27, 1997
           Pro Forma Unaudited Condensed Consolidated Statement of Operations
             for the six months ended June 27, 1998
           Notes to Pro Forma Unaudited Condensed Consolidated Statement of
             Operations for the six months ended June 27, 1998
           Unaudited Pro Forma Financial Information of Berry Plastics
             Corporation

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                           BERRY PLASTICS CORPORATION


                           By:   /S/ JAMES M. KRATOCHVIL
James M. Kratochvil
Executive Vice President, Chief Financial Officer, Treasurer
and Secretary





Dated:  September 15, 1998

                     NORWICH  INJECTION  MOULDERS  LIMITED


                                   ACCOUNTS


                              31ST  OCTOBER  1997









                                   CONTENTS

                                                            PAGE

Report of the directors                                     1 -   2

Report of the auditors                                       3

Profit and loss account                                      4

Balance sheet                                                5

Cash flow statement                                          6

Notes to the accounts                                       7 - 18

                                                                         Page 1
                     NORWICH  INJECTION  MOULDERS  LIMITED

                                   DIRECTORS
                        J E Barlow   (Chairman)
                        A R Sandell  (Managing)
                        T D Johnson
SECRETARY                                         REGISTERED OFFICE
Mrs J Barlow                                     Stanford Tuck Road
                                                      North Walsham
                                                            Norfolk
                                   AUDITORS
                                Lovewell Blake
                             Chartered Accountants
                           102 Prince of Wales Road
                                    Norwich


                            REPORT OF THE DIRECTORS
                     FOR THE YEAR ENDED 31ST OCTOBER 1997

The directors present herewith the audited accounts for the year ended 31st October 1997.

DIRECTORS' RESPONSIBILITIES
Company law requires the directors to prepare accounts that give a true and fair view of the state of affairs of the company and of the profit or loss for its financial year. In doing so the directors are required to:

-  select suitable accounting policies and apply them consistently;
-  make judgements and estimates that are reasonable and prudent;
- state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts;
- prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for maintaining proper accounting records that disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

REVIEW OF ACTIVITIES
The company's main activities are unchanged since last year and are principally those of the production of plastic goods by injection moulding.

In the opinion of the directors the company will be able to maintain its present level of turnover for the foreseeable future.

The profit for the year has been added to the balance on the profit and loss account.

                                                                         Page 2
                     NORWICH  INJECTION  MOULDERS  LIMITED

                    REPORT  OF  THE  DIRECTORS  (CONTINUED)


DIRECTORS
The directors named above held office throughout the year.

In accordance with the articles of association T D Johnson will retire at the annual general meeting and, being eligible, offers himself for re-election.

The interests of the directors of the company at 31st October 1997 in the shares of the company, according to the register required to be kept by Section 325 of the Companies Act 1985 were as follows:

                            31ST OCTOBER 1997    31ST OCTOBER 1996
                            ORDINARY SHARES      ORDINARY SHARES
                               FULLY PAID           FULLY PAID

   J E Barlow                    60                    60
   A R Sandell                   29                    29
   T D Johnson                   11                    11


MARKET VALUE OF INTEREST IN LAND
In the opinion of the directors, the current open market value on an existing use basis of the freehold land and buildings exceeds the net book value as shown in the balance sheet at the 31st October 1997 by 80,711.

CLOSE COMPANY PROVISIONS
The company is a close company within the provisions of the Income and Corporation Taxes Act 1988.

AUDITORS
A resolution to re-appoint Lovewell Blake will be proposed at the annual general meeting.


                                                          By order of the board

                                                                       J BARLOW

                                                                      Secretary
                                                           22{nd} December 1997
North Walsham

                                                                         Page 3
                        REPORT OF INDEPENDENT AUDITORS

                              TO THE DIRECTORS OF

                     NORWICH  INJECTION  MOULDERS  LIMITED


We have audited the balance sheets of Norwich Injection Moulders Limited as at 31 October 1997 and 31 October 1996, and the related profit and loss accounts and cash flow statements for each of the two years in the period ended 31 October 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norwich Injection Moulders Limited at 31 October 1997 and 1996, and the results of its operations and its cash flows for each of the two years in the period ended 31 October 1997 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 24 of Notes to the Accounts).


                                                             /S/ LOVEWELL BLAKE
                                                          Chartered Accountants

Norwich, England
22{nd}  December  1997,  except  for  Note 24 Differences
between  United  Kingdom  and  United  States   Generally
Accepted Accounting Principles as to which the date is 3{rd} September 1998

                                                                         Page 4
                     NORWICH  INJECTION  MOULDERS  LIMITED

                          PROFIT  AND  LOSS  ACCOUNT
                 (In pound sterling, unless otherwise noted)

                                                   YEAR ENDED      YEAR ENDED
                                                   31 OCTOBER      31 OCTOBER
                                       NOTES           1997            1996

Turnover                                 2         8,117,742       7,308,368
Change in stock of finished goods                      5,908          26,405
                                                   ---------       ---------
                                                   8,123,650       7,334,773
Other operating income                   3            21,738           6,823
                                                   ---------       ---------
                                                   8,145,388       7,341,596

Raw materials and consumables                      3,772,741       3,521,241
Other external charges                               677,847         616,428
Staff costs                              4         1,510,732       1,421,872
Depreciation                             6           441,666         338,363
Other operating charges                              537,182         482,605
Interest payable and similar charges     7           103,769         120,943
                                                   ---------       ---------
                                                   7,043,937       6,501,452
                                                   ---------       ---------
Profit on ordinary
   activities before taxation            8         1,101,451         840,144

Tax on profit on ordinary activities     9           261,160           4,618
                                                   ---------       ---------
Profit on ordinary activities
   after taxation                        *           840,291         835,526

Balance 1st November 1996                          2,209,809       1,374,283
                                                   ---------       ---------
Balance 31st October 1997                          3,050,100       2,209,809
                                                   =========       =========

There are no movements in shareholders funds other than the increase to the retained profits for the years ended 31st October 1997 and 31st October 1996.

There  were  no  recognised  gains  or  losses  other  than   the   profit   of
 840,291   in   the   year   ended   31st   October   1997   and
 835,526 in the year ended 31st October 1996.

* A summary of the significant adjustments to the profit on ordinary activities after taxation (net income) that would be required if US Generally Accepted
 Accounting Principles were to be applied instead of those generally accepted in the United Kingdom is set out in Note 24 of Notes to the Accounts.



                                                                         Page 5
                     NORWICH  INJECTION  MOULDERS  LIMITED

                                BALANCE  SHEET
                   (In pound sterling, unless otherwise noted)

                                                 31 OCTOBER       31 OCTOBER
                                    NOTES           1997             1996

FIXED ASSETS
   Tangible assets                      10         3,839,712       3,507,176

CURRENT ASSETS
   Stock and work in progress           11           342,324         313,971
   Debtors                              12         1,622,209       1,582,819
   Bank balances                                     510,081         560,087
   Cash in hand                                          464             338
                                                   ---------       ---------
                                                   2,475,078       2,457,215
CREDITORS - AMOUNTS FALLING DUE
   WITHIN ONE YEAR                      13         2,384,216       2,696,054
                                                   ---------       ---------
NET CURRENT ASSETS/(LIABILITIES)                      90,862        (238,839)
                                                   ---------       ---------
TOTAL ASSETS LESS
   CURRENT LIABILITIES                             3,930,574       3,268,337

CREDITORS - AMOUNTS FALLING DUE
   AFTER MORE THAN ONE YEAR             14           880,374       1,058,428
                                                   ---------       ---------

                                                   3,050,200       2,209,909
                                                   =========       =========

CAPITAL AND RESERVES*
   Called up share capital              16               100             100
   Profit and loss account                         3,050,100       2,209,809
                                                   ---------       ---------
                                                   3,050,200       2,209,909
                                                   =========       =========
      J E BARLOW  )
                  )  Directors
      A R SANDELL )

The statutory accounts were approved  by  the  board  of  directors  on  22{nd}
December 1997.

*   A   summary   of  the  significant  adjustments  to  capital  and  reserves
 (shareholders  funds)   that  would  be  required  if  US  Generally  Accepted
 Accounting Principles were  to  be applied instead of those generally accepted in the United Kingdom is set out in Note 24 of Notes to the Accounts.



                                                                         Page 6
                     NORWICH  INJECTION  MOULDERS  LIMITED

                             CASH  FLOW  STATEMENT
                   (In pound sterling, unless otherwise noted)

                                                YEAR ENDED       YEAR ENDED
                                                31 OCTOBER       31 OCTOBER
                                     NOTES         1997             1996


CASH FLOW FROM OPERATING ACTIVITIES     20         1,520,397       1,443,181

RETURNS ON INVESTMENTS
   AND SERVICING OF FINANCE             21           (84,576)       (122,884)

TAXATION                                            (193,817)        (70,214)

CAPITAL EXPENDITURE
   AND FINANCIAL INVESTMENT             21          (980,793)       (635,844)
                                                    ________        ________
Cash inflow before use of
   liquid resources and financing                    261,211         614,239

FINANCING - Decrease in debt            21          (251,086)         (9,564)
             - Calls on share capital   21                 -              85
                                                    ________        ________

INCREASE IN CASH IN THE YEAR            22            10,125         604,760
                                                    ========        ========

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

INCREASE IN CASH IN THE YEAR                          10,125         604,760

Cash outflow from decrease in debt
   and lease financing                  21           251,086           9,564
                                                    ________        ________

MOVEMENT IN NET DEBT IN THE PERIOD                   261,211         614,324

NET DEBT AT 1ST NOVEMBER                            (921,849)     (1,536,173)
                                                    ________        ________

NET DEBT AT 31ST OCTOBER                22          (660,638)       (921,849)
                                                    ========        ========

The significant differences between the cashflow statement presented above and that required under US Generally Accepted Accountancy Principles are set out in
Note 24 of Notes to the Accounts.





                                                                         Page 7
                     NORWICH  INJECTION  MOULDERS  LIMITED

                           NOTES  TO  THE  ACCOUNTS
                   (In pound sterling, unless otherwise noted)


1. PRINCIPAL ACCOUNTING POLICIES

   (a) BASIS OF ACCOUNTING
   The accounts are prepared under the historical cost basis of accounting and in accordance with applicable UK accounting standards.

   (b) DEPRECIATION
   Depreciation is provided on fixed assets at rates sufficient to write off, on a straight line basis, the cost of the assets over their expected useful lives. It is the company's policy to maintain its freehold property to such a standard that its residual disposal value will at least equal its book value and accordingly no provision for depreciation has been made. The principal annual rates used for this purpose which are consistent with those of last year are:

      Freehold land and buildings                          Not depreciated
      Leasehold property expenditure              Over period of the lease
      Plant and machinery                                      10%  -  50%
      Motor vehicles                                           20%  -  25%
      Loose tools                             Written off on a usage basis

   (c) STOCK AND WORK IN PROGRESS
   Stock and work in progress are stated at the lower of cost and net realisable value. In general cost is determined on a first in first out basis and includes transport and handling costs. In the case of work in progress cost includes all direct expenditure and production overheads based on the normal level of activity. Net realisable value is the price at which stock can be sold in the normal course of business after allowing for the costs of realisation and, where appropriate, the cost of conversion from their existing state to a finished condition. Provision is made where necessary for obsolete, slow moving and defective stock.

   (d) FINANCE LEASE AND HIRE PURCHASE CONTRACTS
   Assets held under finance leases, other than hire purchase contracts, are capitalised at their fair value and are depreciated over either the lease term, or the useful working life of the asset, whichever is the shorter.

   Fair value is usually the cost at which the company could have purchased the asset.

   Future rental payments due during the primary lease period are shown as creditors.

   The difference between the total primary lease payments and the fair value of the asset is treated as a finance charge and is charged to the profit and loss account on a straight line basis over the primary lease period.

   Secondary lease rentals are charged to profit and loss account in the period in which they are paid.

                                                                         Page 8
                     NORWICH  INJECTION  MOULDERS  LIMITED

                     NOTES  TO  THE  ACCOUNTS (CONTINUED)

1. PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

   (d) FINANCE LEASE AND HIRE PURCHASE CONTRACTS (CONTINUED)
   Assets held under hire purchase contracts are capitalised at their fair value and are depreciated over their useful working life on the same basis as set out in note 1(b).

   (e) OPERATING LEASES
   Operating lease rentals are charged to profit and loss account in the period in which they are incurred.

   (f) DEFERRED TAXATION
   Provision is made for deferred taxation where, in the opinion of the directors, it is likely to be payable in the foreseeable future.

   (g) PENSION SCHEME
   The company operates defined contribution schemes. The assets of the schemes are held separately from those of the company in independently administered funds. The charge in the profit and loss account represents the contributions payable by the company to the funds for the year.

   (h) FOREIGN CURRENCIES
   Assets and liabilities in foreign currencies are translated into sterling at the rates of exchange ruling on the balance sheet date. Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Significant differences arising due to exchange fluctuations have been reflected in the profit and loss account.

2. TURNOVER

   The contribution to turnover and profit before taxation arises from the production of plastic goods by injection moulding.

                                                 1997              1996


   Geographical analysis of turnover
   United Kingdom                              7,890,743         7,160,110
   Rest of Europe                                226,999           148,258
                                               ---------         ---------
                                               8,117,742         7,308,368
                                               =========         =========
3. OTHER OPERATING INCOME
                                                 1997               1996

   Training grants                                   500             2,589
   Interest received (gross)                      21,238             4,234
                                               ---------         ---------
                                                  21,738             6,823
                                               =========         =========

                                                                         Page 9
                     NORWICH  INJECTION  MOULDERS  LIMITED

                     NOTES  TO  THE  ACCOUNTS (CONTINUED)

4. EMPLOYEE INFORMATION

   The average number of persons employed by the company during the year including directors is analysed below:
                                                 1997               1996
   Manufacturing and packing                       57                 52
   Selling and administration                      18                 17
   Former employees                                 2                  2
                                                  ---                ---
                                                   77                 71
                                                  ===                ===

                                                 1997               1996

   Staff costs
   Wages and salaries paid to the company's
     employees                              1,313,859          1,264,343
   Pensions to former employees                14,905             14,905
   Social security costs                      139,201            107,619
   Pension contributions                       42,767             35,005
                                            ---------          ---------
                                            1,510,732          1,421,872
                                            =========          =========

5. Directors' emoluments
                                                 1997               1996

   Management remuneration                    271,217            363,153
   Pension contributions                       15,818             16,043
   Taxable benefits                            27,301             28,608
                                            ---------          ---------
                                              314,336            407,804
                                            =========          =========

   The directors' emoluments disclosed above (excluding pension contributions) include amounts paid to:

   The Highest Paid Director                  106,903            137,910

   Retirement  benefits  in respect of the three directors are accruing under a
   defined contribution scheme.   The  contributions  paid  in  respect  of the
   highest paid director were 5,488 ( 5,583 in the year ended 31 October 1996).

                                                                        Page 10
                     NORWICH  INJECTION  MOULDERS  LIMITED

                     NOTES  TO  THE  ACCOUNTS (CONTINUED)

6. DEPRECIATION

   The charge for the year is made up as under:
                                                 1997               1996

   Depreciation of tangible fixed assets
      Owned assets                            342,082            193,832
      Assets held under finance lease
      and hire purchase contracts             116,103            169,931
                                            ---------          ---------
                                              458,185            363,763

      Profit on sale of tangible
      fixed assets                            (16,519)           (25,400)
                                            ---------          ---------
                                              441,666            338,363
                                            =========          =========

7. INTEREST PAYABLE AND SIMILAR CHARGES
                                                 1997               1996

   Bank loan and overdraft                     63,718             69,425
   Finance leases and hire purchase
      contracts expiring within five years     40,051             51,518
                                            ---------          ---------
                                              103,769            120,943
                                            =========          =========

8. PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

   The profit on ordinary activities before taxation is stated after charging the following amounts:

                                                 1997               1996

   Hire of equipment                           55,698             71,616
   Rent of land and buildings                  22,080             22,127
   Auditors remuneration                        3,000              3,000

9. TAX ON PROFIT ON ORDINARY ACTIVITIES
                                                 1997               1996

   Corporation tax for the year at 30% (1996 30%)
   Taxation payable                           261,163            193,845
   Overprovision in previous year                  (3)                 -
   Decrease in provision for deferred tax           -           (189,227)
                                            ---------          ---------
                                              261,160              4,618
                                            =========          =========

                                                                        Page 11
                     NORWICH  INJECTION  MOULDERS  LIMITED

                     NOTES  TO  THE  ACCOUNTS (CONTINUED)

10. TANGIBLE FIXED ASSETS
                                                                EXPENDITURE
                                                                ON SHORT
                                                  FREEHOLD      LEASEHOLD         PLANT AND           MOTOR
                                TOTAL             PROPERTY      PROPERTY          MACHINERY          VEHICLES

   COST
   1st November 1995          3,945,292         1,190,947              298         2,628,349            125,698
   Additions                    967,725             1,719                -           993,038             32,968
   Disposals                   (168,686)                -                -          (137,011)           (31,675)
                              ---------         ---------        ---------         ---------          ---------
   31st October 1996          4,744,331         1,192,666              298         3,424,376            126,991
   Additions                    900,630            26,623                -           779,975             94,032
   Disposals                   (365,688)                -                -          (276,915)           (88,773)
                              ---------         ---------        ---------         ---------          ---------
   31st October 1997          5,279,273         1,219,289              298         3,927,436            132,250
                              =========         =========        =========         =========          =========
   DEPRECIATION
   1st November 1995            966,628                 -              237           914,846             51,545
   Disposals                    (93,236)                -                -           (70,136)           (23,100)
   Charge for the year          363,763                 -               12           334,547             29,204
                              ---------         ---------        ---------         ---------          ---------
   31st October 1996          1,237,155                 -              249         1,179,257             57,649
   Disposals                   (255,779)                -                -          (193,173)           (62,606)
   Charge for the year          458,185                 -               12           431,284             26,889
                              ---------         ---------        ---------         ---------          ---------
   31st October 1997          1,439,561                 -              261         1,417,368             21,932
                              =========         =========        =========         =========          =========
   Net book amount
   31st October 1997          3,839,712         1,219,289               37         2,510,068            110,318
                              =========         =========        =========         =========          =========
   31st October 1996          3,507,176         1,192,666               49         2,245,119             69,342
                              =========         =========        =========         =========          =========
   31st October 1995          2,978,664         1,190,947               61         1,713,503             74,153
                              =========         =========        =========         =========          =========

   Details  of  fixed  assets  held  under  finance  leases  and  hire purchase contracts,  which are included in the relevant headings in the table  above, are as follows:
                                                     1997             1996

   Net book value at 31st October 1997            808,682        1,080,707
                                                =========        =========



                                                                        Page 12
                     NORWICH  INJECTION  MOULDERS  LIMITED

                     NOTES  TO  THE  ACCOUNTS (CONTINUED)

11. STOCK AND WORK IN PROGRESS

   The amounts attributable to the different categories are as follows:
                                                     1997             1996

   Raw materials                                  200,506          200,719
   Packing materials                                9,698           11,492
   Finished goods                                  87,466           81,558
   Work in progress                                44,654           20,202
                                                ---------        ---------
                                                  342,324          313,971
                                                =========        =========
12. DEBTORS
                                                     1997             1996

   Trade debtors                                1,595,311        1,562,039
   Prepayments                                     26,898           20,780
                                                ---------        ---------
                                                1,622,209        1,582,819
                                                =========        =========

13. CREDITORS  -  AMOUNTS FALLING DUE WITHIN ONE YEAR
                                                     1997             1996

   Bank overdraft (see note (a) below)                  -           60,005
   Bank loan (see note (b) below)                  36,664           36,664
                                                ---------        ---------
   Bank loan and overdraft                         36,664           96,669

   Trade creditors                              1,578,688        1,743,509
   Corporation tax payable 1 August 1998
   (1996 - 1 August 1997)                         261,163          193,820
   Taxation and social security payments          163,762          130,944
   Hire purchase obligations
   (see note (c) below)                           254,145          327,177
   Accruals                                        89,794          203,935
                                                ---------        ---------
                                                2,384,216        2,696,054
                                                =========        =========

   (a) Secured by a fixed and floating charge over the other assets of the company.
   (b) Secured by a mortgage on the freehold premises.
   (c) Secured on the assets concerned.

                                                                        Page 13
                     NORWICH  INJECTION  MOULDERS  LIMITED

                     NOTES  TO  THE  ACCOUNTS (CONTINUED)

14. CREDITORS  -  AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
                                                     1997             1996

   Bank loan bearing interest at
   various rates repayable by quarterly
   instalments (see note (a) below)               705,742          742,406
   Hire purchase obligations
   (see note (b) below)                           174,632          316,022
                                                ---------        ---------
                                                  880,374        1,058,428
                                                =========        =========
   (a) Secured by a mortgage on the freehold premises
   (b) Secured on the assets concerned.

   The bank loan above analysed by due dates of repayment
   Repayable between one and two years             36,664           36,664
   Repayable between two and five years           109,992          109,992
   Repayable after more than five years
   by instalments                                 559,086          595,750
                                                ---------        ---------
                                                  705,742          742,406
                                                =========        =========
15. DEFERRED TAXATION

   The potential liability for 1997 amounted to 373,364 at 31% and that for 1996 to 316,866 at 33%. No provision is made in the accounts.

16. SHARE CAPITAL
                                                     1997            1996

   AUTHORISED
      Ordinary shares of  1 each       100             100
                                                      ===             ===
   CALLED UP SHARE CAPITAL
      Shares issued at  1 each         100             100
                                                      ===             ===
17. LEASING COMMITMENTS

   The company leases land and building in Norwich. The lease has an unexpired term of two years, at a rental of 22,080.

18. CAPITAL EXPENDITURE
                                                     1997            1996

   Authorised and contracted for                   43,652               -
                                                   ======          ======

                                                                        Page 14
                     NORWICH  INJECTION  MOULDERS  LIMITED

                     NOTES  TO  THE  ACCOUNTS (CONTINUED)

19. CONTROLLING INTEREST

   Mr J E Barlow owns 60% of the issued share capital of the company and, as such, controls the company.

20. Notes to cashflow statement

   Reconciliation of operating profit to net cash inflow from operating activities.

                                                     1997            1996

   Operating profit                             1,101,451         840,144
   Depreciation                                   441,666         338,363
   Interest payable and similar charges           103,769         120,943
   Interest received                              (21,238)         (4,234)
   Increase in stocks                             (28,353)        (82,907)
   Increase in debtors                            (39,390)       (348,246)
   (Decrease)/Increase in creditors               (37,508)        579,118
                                                ---------       ---------
   Net cash inflow from operating activities    1,520,397       1,443,181
                                                =========       =========

21. ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

   RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
                                                     1997            1996

   Interest received                               21,238           4,234
   Interest paid                                  (63,598)        (73,625)
   Interest element of finance lease
   rental payments                                (42,216)        (53,493)
                                                ---------       ---------
   NET CASH (OUTFLOW) FOR RETURNS ON
      INVESTMENTS AND SERVICING OF FINANCE        (84,576)       (122,884)
                                                =========       =========

 CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
                                                     1997            1996

   Purchase of tangible fixed assets           (1,107,221)       (736,694)
   Proceeds from the sale of fixed assets         126,428         100,850
                                                ---------       ---------
   NET CASH (OUTFLOW) FOR
      CAPITAL EXPENDITURE AND
      FINANCIAL INVESTMENT                       (980,793)       (635,844)
                                                =========       =========

                                                                        Page 15
                     NORWICH  INJECTION  MOULDERS  LIMITED

                     NOTES  TO  THE  ACCOUNTS (CONTINUED)

21. ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT (CONTINUED)

   FINANCING                                         1997            1996

   Loans repaid by company                        (36,664)        (36,664)
   Hire purchase advances to company              137,700         386,953
   Hire purchase and finance lease repayments    (352,122)       (359,853)
   Calls on share capital                               -              85
                                                ---------       ---------

   NET CASH (OUTFLOW) FROM FINANCING             (251,086)         (9,479)
                                                =========       =========

22. ANALYSIS OF CHANGES IN NET DEBT
                                           AT                                                 AT
                                     1ST NOVEMBER         CASH             OTHER          31ST OCTOBER
                                          1995            FLOWS            CHANGES            1996

   Cash in hand, at bank                   669           559,756                 -         560,425
   Overdraft                          (105,009)           45,004                 -         (60,005)
                                     ---------         ---------         ---------       ---------
                                      (104,340)          604,760                 -         500,420
   Hire purchase and
      finance leases                  (616,099)          (27,100)                -        (643,199)

   Debt due within one year            (36,664)           36,664           (36,664)        (36,664)

   Debt due after one year            (779,070)                -            36,664        (742,406)
                                     ---------         ---------         ---------       ---------
                                    (1,536,173)          614,324                 -        (921,849)
                                     =========         =========         =========       =========
                                            AT                                                  AT
                                     1ST NOVEMBER          CASH            OTHER          31ST OCTOBER
                                          1996             FLOWS           CHANGES            1997

   Cash in hand, at bank               560,425           (49,880)               -          510,545
   Overdraft                           (60,005)           60,005                -                -
                                     ---------         ---------        ---------        ---------
                                       500,420            10,125                -          510,545
   Hire purchase and
      finance leases                  (643,199)          214,422                -         (428,777)

   Debt due within one year            (36,664)           36,664          (36,664)         (36,664)

   Debt due after one year            (742,406)                -           36,664         (705,742)
                                     ---------         ---------        ---------        ---------
                                      (921,849)          261,211                -         (660,638)
                                     =========         =========        =========        =========


                                                                     Page 16
                      NORWICH INJECTION MOULDERS LIMITED

                       NOTES TO THE ACCOUNTS (CONTINUED)

23. Companies Act 1985

   These financial statements do not comprise the Company's statutory accounts within the meaning of section 240 of the Companies Act 1985 of Great Britain. Statutory accounts for the years ended 31 October 1997 and 1996, on which the auditors' reports were unqualified, have been delivered to the Registrar of Companies for Engalnd and Wales.

24. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

   The company's accounts are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ from United States generally accepted accounting principles ("US GAAP"). The significant differences applicable to the company are summarised below.

   DEPRECIATION OF FREEHOLD PROPERTY

   Under UK GAAP, the company does not depreciate its freehold property. Under US GAAP, depreciation would be provided.

   FINANCE LEASES AND HIRE PURCHASE CONTRACTS

   Under UK GAAP, the finance charge relating to finance (capital) leases and hire purchase contracts is charged to the profit and loss account on a straight line basis. Under US GAAP, such finance charges would be charged to income over the period of the lease so as to provide a constant rate of interest on the remaining balance of the capital obligation. It is considered that the difference between the two methods in this case does not have a material effect on either the balance sheets as at 31{st} October 1996 and 31{st} October 1997 or the reported results for the years then ended.

   DEFERRED TAXATION

   Under UK GAAP, provision for deferred taxation is only made where in the opinion of the directors it is likely to be payable in the foreseeable future.

   Under US GAAP, deferred taxation is computed for all temporary differences between the tax and book bases of assets and liabilities. Deferred tax assets are recognised to the extent their realisation is more likely than not.

   The following is a summary of the significant adjustments to income and shareholders' funds which would be required if US GAAP were to be applied instead of UK GAAP.

                                                                       Page 17
                      NORWICH INJECTION MOULDERS LIMITED

                       NOTES TO THE ACCOUNTS (CONTINUED)

24. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED).

   INCOME

                                                   YEAR ENDED           YEAR ENDED
                                                   31 OCTOBER           31 OCTOBER
                                                         1997                 1996

   Profit on ordinary activities after
    taxation as reported in
    the profit and loss account                       840,291              835,526
   Adjustments
      Depreciation                                    (22,160)             (21,627)
      Deferred taxation - methodology                 (73,260)            (250,215)
                        - on above adjustments          6,648                6,488
                                                    ---------            ---------
   Net income as adjusted to accord with US GAAP
      Net income                                      751,519              570,172
                                                    =========            =========

   SHAREHOLDERS' FUNDS
                                                  YEAR ENDED           YEAR ENDED
                                                  31 OCTOBER           31 OCTOBER
                                                        1997                 1996

   Capital and reserves as reported                3,050,200            2,209,909
   Adjustments
      Fixed assets
        Tangible assets-freehold property
         depreciation                                (97,427)             (75,267)
        Deferred taxation - methodology             (361,320)            (288,060)
                          - on above adjustments      29,228               22,580
                                                   ---------            ---------
   Shareholders' funds as adjusted to accord
      with US GAAP                                 2,620,681            1,869,162
                                                   =========            =========

   STATEMENT OF CASH FLOWS

   The statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP but it differs with regard to the classification of items within it and as regards the definition of cash under UK GAAP and cash and cash equivalents under US GAAP.

   Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment and financing. US GAAP require only three categories of cash flow activity to be reported, operating, investing and financing. Cash flows from taxation and returns on investments and servicing shown under UK GAAP would be included within operating activities under US GAAP. Capital expenditure and financial investment would be included within investing activities under US GAAP.

                                                                        Page 18
                      NORWICH INJECTION MOULDERS LIMITED

                       NOTES TO THE ACCOUNTS (CONTINUED)

24. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED).

   STATEMENT OF CASH FLOWS (CONTINUED)

   Under UK GAAP, cash is defined as cash in hand and deposits repayable on demand less bank overdrafts repayable on demand. Under US GAAP, cash and cash equivalents would not include bank overdrafts but would include cash deposits repayable within three months at their inception.

   The categories of cash flows under US GAAP can be summarised as follows:


                                                      YEAR ENDED          YEAR ENDED
                                                      31 OCTOBER          31 OCTOBER
                                                            1997                1996

   Cash inflow from operating activities               1,242,004           1,250,083
   Cash outflow on investing activities                 (980,793)           (635,844)
   Cash outflow from financing activities               (251,086)             (9,479)
   (Decrease)/Increase in cash and cash equivalents      (49,880)            559,756

   Cash and cash equivalents
      At 1st November                                    560,425                 669
      At 31st October                                        510             560,425


                NORWICH INJECTION MOULDERS LIMITED

                         BALANCE SHEET
                          (UNAUDITED)
            (In pound sterling, unless otherwise noted)

                              JULY 2, 1998


ASSETS

Current assets:
   Cash                                                               818,221
   Receivables, net                                                 1,924,200
   Inventories                                                        272,137
   Other current assets                                                57,774
                                                                    ---------
      Total current assets                                          3,072,332

Property and equipment:
   Land, buildings, and improvements                                1,305,376
   Machinery and equipment                                          4,275,038
   Vehicles and other                                                 144,456
                                                                    ---------
                                                                    5,724,870
   Less accumulated depreciation                                   (1,760,861)
                                                                    ---------
      Property, net                                                 3,964,009
                                                                    ---------
Total assets                                                        7,036,341
                                                                    =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                 1,513,625
   Accrued liabilities                                                438,628
                                                                    ---------
      Total current liabilities                                     1,952,253

Long-term debt                                                        973,549
                                                                    ---------
      Total liabilities                                             2,925,802

Stockholders' equity:
   Capital stock,  1 stated value per share:
       Authorized and outstanding:  100 shares                            100
   Retained earnings                                                4,110,439
                                                                    ---------
      Total stockholders' equity                                    4,110,539
                                                                    ---------
Total liabilities and stockholders' equity                          7,036,341
                                                                    =========

SEE ACCOMPANYING NOTE.

              NORWICH INJECTION MOULDERS LIMITED

         STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                         (UNAUDITED)
           (In pound sterling, unless otherwise noted)

         FOR THE PERIOD FROM NOVEMBER 1, 1997 TO JULY 2, 1998



Net sales                                                           5,729,635

Costs and expenses:
   Cost of sales                                                    4,034,940
   Selling, general and administrative                                606,871
   Interest                                                            42,894
                                                                    ---------
   Total cost and expenses                                          4,684,705

Net income before income taxes                                      1,044,930

Income tax expense (benefit)                                          (15,409)
                                                                    ---------
Net income                                                          1,060,339

Retained earnings, beginning of period                              3,050,100
                                                                    ---------
Retained earnings, end of period                                    4,110,439
                                                                    =========

SEE ACCOMPANYING NOTE.

                    NORWICH INJECTION MOULDERS LIMITED

                         STATEMENT OF CASH FLOWS
                              (UNAUDITED)
               (In pound sterling, unless otherwise noted)

             FOR THE PERIOD FROM NOVEMBER 1, 1997 TO JULY 2, 1998

OPERATING ACTIVITIES

Net income                                                          1,060,339
Adjustments to reconcile net loss to net
   cash provided by operating activities:
      Depreciation                                                    341,587
      Changes in operating assets and liabilities:
         Accounts receivable                                         (320,889)
         Inventories                                                   43,960
         Other assets                                                 (30,876)
         Trade accounts payable                                       (66,528)
         Accrued liabilities                                          (52,135)
                                                                    ---------
Net cash provided by operating activities                             975,458

INVESTING ACTIVITIES
Capital expenditures                                                 (470,147)
                                                                    ---------
Net cash used by investing activities                                (470,147)

FINANCING ACTIVITIES
Payments on long-term debt                                           (197,635)
                                                                    ---------
Net cash provided by financing activities                            (197,635)
                                                                    ---------
Net increase in cash                                                  307,676
Cash at beginning of period                                           510,545
                                                                    ---------
Cash at end of period                                                 818,221
                                                                    =========

SEE ACCOMPANYING NOTE.

                      NORWICH INJECTION MOULDERS LIMITED

                         NOTE TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

  AS OF JULY 2, 1998 AND FOR THE PERIOD FROM NOVEMBER 1, 1997 TO JULY 2, 1998



The  unaudited financial statements of Norwich Injection Moulders
Limited as of July 2, 1998 and for the period from November 1, 1997 to July 2, 1998 have been prepared in accordance with accounting principles generally accepted in the United Kingdom. They do not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements as the period presented is for an interim period. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the period presented are not necessarily indicative of the results that may be expected for the full fiscal year. These statements should be read in conjunction with the audited financial statements of Norwich Injection Moulders
Limited for the years ended October 31, 1997 and 1996 included  in this Form 8-
K/A.

                            BPC HOLDING CORPORATION
                         PRO FORMA UNAUDITED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)


The following unaudited pro forma condensed consolidated balance sheet and pro forma condensed consolidated statements of operations (collectively, the "Pro Forma Statements") give effect to the purchase of the outstanding common stock of Norwich Injection Moulders Limited ("Norwich") and Venture Packaging, Inc. ("Venture Packaging") by Berry Plastics Corporation ("Berry"). Berry is a wholly owned subsidiary of BPC Holding Corporation ("Holding").

The pro forma information is based on the historical consolidated financial statements of Holding, the historical financial statements of Norwich and the historical financial statements of Venture Packaging, giving effect to the acquisitions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements. The pro forma condensed balance sheet gives effect to the acquisitions as if they had occurred on June 27, 1998 and the condensed statements of operations give effect to the acquisitions as if they had
occurred on  December  29,  1996.   There are  no  pro  forma  condensed
balance sheet adjustments as of June 27, 1998 for the acquisition of Venture Packaging as these adjustments are reflected in Holding's historical
balances as of June 27, 1998.   There are no pro forma condensed consolidated
statement of operations adjustments for the six months ended June 27, 1998 for the acquisition of Venture Packaging as the operations of Venture Packaging are included in Holding's historical balances for the six months ended June 27, 1998.

The Pro Forma Statements do not purport to represent what Holding's consolidated financial position or results of operations would actually have been if such transactions had in fact occurred on such dates or to project Holding's consolidated financial position or results of operations for any future date or period. The pro forma adjustments are based upon available information and upon assumptions that Holding believes to be reasonable. The Pro Forma Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and related notes of Holding included within its Annual Report on Form 10-K for the year ended December 27, 1997, with the audited consolidated financial statements and related notes of Norwich for the years ended October 31, 1997 and 1996 and the unaudited consolidated financial statements as of July 2, 1998 and for the period from November 1, 1997 to July 2,1998 included in this Form 8-K/A, and with Form 8-K/A filed on November 14, 1997 which provides similar information related to the acquisition of Venture Packaging.

                            BPC HOLDING CORPORATION
           PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)

                                                                                       JUNE 27, 1998
                                                ----------------------------------------------------------------------------------

                                                      HOLDING              NORWICH             PRO FORMA             CONSOLIDATED
                                                    HISTORICAL           HISTORICAL           ADJUSTMENTS              PRO FORMA

  ASSETS
    Current assets
    Cash and cash equivalents                      $    2,680           $    1,374            $     (670)     (d)      $    3,384
    Accounts receivable                                33,951                3,232                     -                   37,183
    Inventories                                        27,508                  457                     -                   27,965
    Other current assets                                2,465                   97                     -                    2,562
                                                    ---------            ---------             ---------                ---------
        Total current assets                           66,604                5,160                  (670)                  71,094

    Assets held in trust                               13,345                    -                     -                   13,345
    Property and equipment, net                       105,260                6,659                (1,428)     (b)         110,491
    Intangible assets, net                             43,080                  712                10,334      (b)          54,126

    Other assets                                        2,882                    -                   637      (c)           3,519
                                                    ---------            ---------             ---------                ---------
        Total assets                                 $231,171              $12,531             $   8,873              $   252,575
                                                    =========            =========             =========                =========
  LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
    Accounts payable                                $  15,746           $    2,543             $     (25)     (d)     $    18,264
    Accrued expenses                                    7,536                  714                    42      (a)           8,292
    Accrued interest                                    3,525                    -                     -                    3,525
    Employee compensation and payroll taxes             8,569                   64                     -                    8,633
    Income taxes                                          152                    -                     -                      152
    Current portion of long-term debt                  12,313                    -                   913      (e)          13,226
                                                    ---------            ---------             ---------                ---------
        Total current liabilities                      47,841                3,321                   930                   52,092

  Long-term debt:
    Holding 12.50% Senior Secured Notes               105,000                    -                     -                  105,000
    Berry 12.25% Senior Subordinated Notes            100,000                    -                     -                  100,000
    Term loans                                         45,605                1,216                (1,216)     (d)          59,788

                                                                                                  14,183      (e)
    Industrial Revenue Bonds                           15,111                    -                     -                   15,111
    Revolving line of credit                           22,187                    -                   842      (e)          23,029
    Capital lease obligation                              147                  419                     -                      566
    Debt discount                                        (508)                   -                     -                     (508)
                                                    ---------            ---------             ---------                ---------
        Total long-term debt                          287,542                1,635                13,809                  302,986

    Accrued dividends on preferred stock                5,457                    -                     -                    5,457
    Other liabilities                                   2,894                  669                   168     (a)            4,603
                                                                                                     502     (a)
                                                                                                     370     (c)
                                                    ---------            ---------             ---------                ---------
       Total liabilities                              343,734                5,625                15,779                  365,138

    Stockholders' equity (deficit):
    Common stock and additional paid-in capital        47,451                    1                    (1)    (f)           47,451
    Preferred stock                                    16,655                    -                     -                   16,655
    Treasury stock                                        (81)                   -                     -                      (81)
    Warrants                                            3,511                    -                     -                    3,511
    Retained earnings (deficit)                      (180,099)               6,905                (6,905)    (f)         (180,099)
                                                    ---------            ---------             ---------                ---------
        Total stockholders' equity (deficit)         (112,563)               6,906                (6,906)                (112,563)
                                                    ---------            ---------             ---------                ---------
        Total liabilities and stockholders'
           equity (deficit)                        $  231,171           $   12,531            $    8,873               $  252,575
                                                    =========            =========             =========                =========

                            SEE ACCOMPANYING NOTES.

                            BPC HOLDING CORPORATION
                    NOTES TO PRO FORMA UNAUDITED CONDENSED
                          CONSOLIDATED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)

The  historical  balance  sheet presented for Holding is as of June 27, 1998, and the historical balance sheet presented for
Norwich is as of July 2, 1998.   The  following  adjustments  reflect the acquisition of the common stock of Norwich and the repayment of the outstanding debt of Norwich on a pro forma basis  using  proceeds  from additional borrowings under Berry's credit facility.  The pro forma allocations to the assets acquired and liabilities assumed have been made using estimates by management.  The cost in excess of  net  assets acquired will be amortized by the straight-line method over a period of 15 years.

(a)  Adjustments of certain assets and liabilities purchased:
        Reserve for pension, net of current portion                                                 $   (168)
        Reserve for pension, current portion                                                             (42)
        Deferred income taxes on adjustments to certain assets and liabilities purchased                (502)
                                                                                                     -------
                                                                                                    $   (712)
                                                                                                     =======
(b)  Adjustments for assumed fair values of assets and liabilities of Norwich:
        Reduction of property and equipment to estimated fair value                                 $ (1,428)
        Allocation of excess of purchase price over net assets acquired to intangible assets          10,334
                                                                                                     -------
                                                                                                    $  8,906
                                                                                                     =======
(c)  Other assets and liabilities resulting from purchase:
        Debt origination fees                                                                       $    637
        Accrued closing costs                                                                           (370)
                                                                                                     -------
                                                                                                    $    267
                                                                                                     =======
(d)  Repayment of Norwich debt:
        Cash                                                                                        $   (670)
        Accounts payable                                                                                  25
        Term loans                                                                                     1,216
                                                                                                     -------
                                                                                                    $    571
                                                                                                     =======
(e)  Borrowings for payment of purchase price and transaction costs:
        Proceeds from term loans, net of current portion                                            $(14,183)
        Proceeds from revolving line of credit                                                          (842)
        Current portion of term loan borrowing                                                          (913)
                                                                                                     -------
                                                                                                    $(15,938)
                                                                                                     =======
(f)  Elimination of Norwich's stockholders' equity:
        Capital stock                                                                               $     (1)
        Retained earnings                                                                             (6,905)
                                                                                                     -------
                                                                                                    $ (6,906)
                                                                                                     =======

                            BPC HOLDING CORPORATION
      PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

                                                                                FISCAL 1997
                               --------------------------------------------------------------------------------------------------

                                  HOLDING             VENTURE              NORWICH             PRO FORMA             CONSOLIDATED
                                HISTORICAL          HISTORICAL           HISTORICAL           ADJUSTMENTS              PRO FORMA
                                ----------          ----------           ----------           -----------            ------------
Net sales                      $   226,953          $   32,440           $   13,405           $   (3,470)   (a)      $   269,328
Cost of goods sold                 180,249              27,935               10,611               (4,572)   (b)          214,223
                                 ---------           ---------            ---------            ---------               ---------
Gross margin                        46,704               4,505                2,794                1,102                  55,105
Operating expenses                  30,505               4,065                  885                  (80)   (c)           35,728
                                                                                                     353    (e)
                                 ---------           ---------            ---------            ---------               ---------
Operating income                    16,199                 440                1,909                  829                  19,377
Interest expense, net               30,246                 900                  137                2,068    (d)           34,736
                                                                                                   1,385    (f)
Other income (expense)                (226)                 29                    -                    -                    (197)
                                 ---------           ---------            ---------            ---------               ---------
Income(loss)before income taxes    (14,273)               (431)               1,772               (2,624)                (15,556)
Income tax expense (benefit)           138                (127)                 530                 (114)   (g)              427
                                 ---------           ---------            ---------            ---------               ---------
Net income (loss)                  (14,411)               (304)               1,242               (2,510)                (15,983)
Preferred stock dividends           (2,558)                  -                    -                    -                  (2,558)
                                 ---------           ---------            ---------            ---------               ---------
Net income (loss)
attributable
   to common shareholders      $   (16,969)         $     (304)          $    1,242           $   (2,510)             $  (18,541)
                                 =========           =========            =========            =========               =========

                            SEE ACCOMPANYING NOTES.

                            BPC HOLDING CORPORATION
                    NOTES TO PRO FORMA UNAUDITED CONDENSED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

                         YEAR ENDED DECEMBER 27, 1997


The  historical  consolidated  statement of operations presented for Holding is for its fiscal year ended December 27, 1997, and the historical statement of  operations  presented  for  Venture  Packaging  is for the period from December 29, 1996 to
August 29, 1997, and the historical statement of operations presented for Norwich  is  for the period from January 1, 1997 to December 31, 1997.

VENTURE PACKAGING ADJUSTMENTS

   (a)   Adjustments to net sales:
            Decrease due to lost customers                                                  $(3,470)
                                                                                             ======

   (b)  Adjustments to cost of goods sold:
            Decrease due to lost customers                                                  $(3,070)
            Decrease in resin costs due to volume discounts available to Berry               (1,502)
                                                                                             ------
            Net reduction in cost of goods sold                                             $(4,572)
                                                                                             ======
   (c)  Adjustments to operating expenses:
            Increase in amortization due to increase in cost in excess of net assets
              acquired                                                                      $   609
            Decrease due to plant consolidation                                                (612)
            Elimination  of  expenses  incurred  by  Venture  Packaging  related to the
              sale of the company                                                               (77)
                                                                                             -------
            Net decrease in operating expenses                                              $   (80)
                                                                                             ======
   (d)  Adjustments to interest expense:
            Additional interest incurred on borrowing for Venture acquisition               $(2,068)
                                                                                             ======

NORWICH ADJUSTMENTS


(e)  Adjustment to operating expenses:
        Elimination of expenses incurred by Norwich related to the sale of the company      $  (257)
        Increase in amortization due to increase in cost in excess of net assets acquired       610
                                                                                             ------
                                                                                            $   353
                                                                                             ======
(f)  Adjustment to interest expense:
        Additional interest incurred on borrowing for Norwich  acquisition                  $ 1,385
                                                                                             ======
(g)  Adjustment to income tax expense:
        Reduction in U.K. tax expense due to the additional indebtedness                    $  (114)
                                                                                             ======

                            BPC HOLDING CORPORATION
      PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

                                                       SIX MONTHS ENDED JUNE 27, 1998
                               -------------------------------------------------------------------------------------
                                   HOLDING               NORWICH               PRO FORMA               CONSOLIDATED
                                 HISTORICAL            HISTORICAL             ADJUSTMENTS                PRO FORMA
                                -----------           -----------             -----------              ------------
Net sales                       $  136,317            $    6,861              $        -               $  143,178
Cost of goods sold                 100,016                 5,078                       -                  105,094
                                 ---------             ---------               ---------                ---------
Gross margin                        36,301                 1,783                       -                   38,084
Operating expenses                  20,725                   791                     176      (a)          21,692
                                 ---------             ---------               ---------                ---------
Operating income                    15,576                   992                    (176)                  16,392

Interest expense, net               16,866                    59                     624      (b)          17,549
Other expenses                         430                     -                       -                      430
                                 ---------             ---------               ---------                ---------
Income  (loss)  before  income      (1,720)                  933                    (800)                  (1,587)
taxes
Income tax expense (benefit)            26                   289                    (249)     (c)              66
                                 ---------             ---------               ---------                ---------
Net income (loss)                   (1,746)                  644                    (551)                  (1,653)

Preferred stock dividends           (1,783)                    -                       -                   (1,783)
                                 ---------             ---------               ---------                ---------
Net income (loss) attributable
   to common shareholders       $   (3,529)           $      644              $     (551)              $   (3,436)
                                 =========             =========               =========                =========

                            SEE ACCOMPANYING NOTES.

                            BPC Holding Corporation
                    Notes to Pro Forma Unaudited Condensed
                     Consolidated Statement of Operations
                            (Dollars in thousands)

                        SIX MONTHS ENDED JUNE 27, 1998


   The  historical  consolidated  statement of operations presented for Holding is for its six months ended June 27, 1998 and the historical statement of operations presented for Norwich is for the six months ended June 30, 1998.

(a)  Adjustments to operating expenses:
        Increase in amortization due to increase in cost in excess of net assets acquired         $   305
        Elimination of expenses incurred by Norwich related to the sale of the company               (129)
                                                                                                   ------
        Net increase in operating expenses                                                        $   176
                                                                                                   ======
(b)  Adjustment to interest expense:
        Additional interest incurred on borrowing for Norwich acquisition                         $   624
                                                                                                   ======
(c)  Adjustment to income tax expense:
        Reduction in income tax expense  from  additional expenses per (a) and (b)
          above                                                                                   $  (249)
                                                                                                   ======

                 UNAUDITED PRO FORMA FINANCIAL INFORMATION OF
                          BERRY PLASTICS CORPORATION
                            (DOLLARS IN THOUSANDS)


The following summarizes pro forma unaudited financial information of Holding's wholly owned subsidiary, Berry. The pro forma information is based on the historical consolidated financial statements of Berry, the historical financial statements of Norwich,and the historical financial statements of Venture Packaging, giving effect to the acquisitions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements. The pro forma condensed balance sheet gives effect to the acquisitions as if they had occurred on June 27, 1998 and the pro forma statements of operations give effect to the acquisitions as if they had occurred on December 29, 1996.


CONSOLIDATED PRO FORMA BALANCE SHEET
Current assets                                         $  70,421
Property    and   equipment,   net   of   accumulated    110,491
depreciation
Other noncurrent assets                                   54,149
Current liabilities                                       54,110
Noncurrent liabilities                                   210,683
Equity (deficit)                                         (27,259)


CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 27, 1997:
  Net sales                                            $ 269,328
  Cost of goods sold                                     214,223
  Loss before income taxes                                 3,776
  Net loss                                                 4,203

Six months ended June 27, 1998:
  Net sales                                            $ 143,178
  Cost of goods sold                                     105,094
  Income before income taxes                               4,704
  Net income                                               4,639